EXHIBIT 99.1

ARBINET CONCLUDES REVIEW OF STRATEGIC ALTERNATIVES AND ANNOUNCES

$15 MILLION STOCK REPURCHASE PLAN

Board Appoints New Leadership Team Following Resignation of Curt Hockemeier

Initiates Search for Permanent President and CEO and New Director Candidates

New Brunswick, NJ, June 11, 2007 – Arbinet-thexchange, Inc. (NasdaqGM: ARBX) today announced that its Board of Directors has completed its previously announced review of strategic alternatives. After an extensive analysis of a broad range of alternatives by a Special Committee of independent directors and its financial and legal advisors, the Board has determined that the best alternative to maximize shareholder value in the near-term is to return cash to shareholders through a $15 million stock repurchase plan. The Board continues to evaluate additional options for capital allocation, including a possible expansion of the stock repurchase plan announced today, as well as initiatives to strengthen the Company’s business.

As part of the strategic review process, the Company and its financial advisor, Jefferies & Company, Inc., contacted 101 parties regarding a potential business combination and entered into confidentiality agreements with 42 financial and strategic acquirers in connection therewith. While several parties expressed a preliminary interest in the Company, no definitive offers were received. One of the Company’s directors, Alex Mashinsky, expressed interest but this did not result in a definitive offer to acquire the Company. Arbinet’s Board remains open to strategic business opportunities that may arise from time to time to enhance shareholder value.

The Board will be working closely with management to improve the profitability of the Company’s core exchange business and leverage the underlying technology to accelerate growth in complementary areas.

Stock Repurchase Plan

Under the stock repurchase plan authorized by the Board, the Company intends to repurchase up to $15 million of Arbinet common stock in 2007 through open market and privately negotiated transactions. At March 31, 2007, Arbinet’s cash and marketable securities totaled approximately $56.4 million.

“This stock repurchase reflects our commitment to enhancing shareholder value and our confidence in the strength of Arbinet’s cash flows,” said Michael J. Donahue, Chairman of the Special Committee. “In addition to providing for a return of capital to shareholders, this capital allocation program has been carefully structured to ensure that we maintain the financial flexibility necessary to invest in Arbinet’s business and better position the Company for growth.”

Changes to Leadership Team

Arbinet also announced that the Board has appointed Robert C. Atkinson, its lead outside director, as Chairman of the Board and Roger H. Moore as interim Chief Executive Officer, following the resignation of J. Curt Hockemeier as President, Chief Executive Officer and a director of the Company, effective immediately. Both Mr. Atkinson and Mr. Moore have served as directors on Arbinet’s Board since 2005.

The Board will be retaining an executive search firm to help identify qualified candidates to lead the Company on a permanent basis.

The Board’s Nominating and Corporate Governance Committee has also initiated a search for new, independent director candidates to be nominated for election by shareholders at Arbinet’s 2007 Annual Meeting, which will be scheduled shortly. The Committee intends to solicit input from shareholders regarding new director candidates.

Mr. Atkinson said, “Arbinet’s patented technology, strong balance sheet and dedicated employees provide a solid foundation for our company. It’s clear, however, that we must do more to improve Arbinet’s financial performance and shareholder returns.

“We believe new, additional expertise on Arbinet’s Board and management team will help accelerate progress as we work to manage through the volatility in Arbinet’s markets and better capitalize on the Company’s strengths. Having led a successful public telecommunications company and served as a director of Arbinet, Roger is familiar with our industry and our company. He is a natural choice to lead Arbinet during this interim period, and we are grateful that he has agreed to step into this expanded leadership position. Arbinet’s Board remains keenly focused on enhancing shareholder value, and we will continue to take all appropriate actions to achieve this goal,” concluded Mr. Atkinson.

Special Committee Advisors

Jefferies & Company, Inc. was financial advisor to the Special Committee, and Goodwin Procter LLP served as legal counsel.

Biography of Roger H. Moore

Mr. Moore is the retired Chief Executive Officer of Illuminet Holdings, Inc., a leading provider of intelligent network and signaling services to communications carriers. Mr. Moore served as President and Chief Executive Officer of Illuminet Holdings from 1995 to 2001, when it was acquired by VeriSign, Inc. Prior to Illuminet, Mr. Moore spent 10 years with Nortel Networks from 1985 to 1995 in a variety of senior management positions including President of Nortel Japan. Mr. Moore also worked for 5 years with AT&T, where he was President of AT&T Canada from 1982 to 1985.

Mr. Moore currently is a director of Consolidated Communications, Inc., VeriSign, Inc., and Western Digital Corporation. He holds a B.S. degree in General Science from Virginia Polytechnic Institute and State University.

Biography of Robert C. Atkinson

Mr. Atkinson is the Director of Policy Research at Columbia Institute for Tele-Information (CITI) at Columbia University. Prior to joining CITI in mid-2000, Mr. Atkinson was the deputy chief of the FCC’s Common Carrier Bureau where he was responsible for developing, implementing and enforcing FCC policies governing interstate telecommunications services including merger reviews. From 2001 to 2006, he served as chairman of the North American Numbering Council, the group advising the FCC on matters affecting the availability and utilization of telephone number resources in North America.

Prior to his FCC tenure, Mr. Atkinson was responsible for the regulatory, public policy and external affairs activities of Teleport Communications Group (TCG), the nation’s first Competitive Access Provider (CAP) and Competitive Local Exchange Carrier (CLEC). In 1994, he became senior vice president for legal, regulatory & external affairs when his role was expanded to include responsibility for TCG’s legal department. When AT&T acquired TCG in July 1998 and TCG became AT&T Local Services, he was vice president and chief regulatory officer of AT&T Local Services until he joined the FCC. Mr. Atkinson has a B.A. from the University of Virginia and a J.D. from Georgetown University.

About Arbinet

Arbinet solutions simplify the exchange of digital communications in a converging world. These include exchanges, a transaction management platform, and managed services which streamline performance and improve profitability for Members.

Arbinet’s 900 voice and data Members, including the world’s 10 largest international carriers, use Arbinet’s Internet based electronic platforms to buy, sell, deliver and settle transactions valued at about $500 million in 2006. These Members include fixed, mobile and VoIP carriers, ISPs and content providers from more than 60 countries who exchange voice, data, content and value added services.

For more information about Arbinet’s solutions visit www.arbinet.com.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements about the Company’s strategic and business plans. Various important risks and uncertainties may cause the Company’s actual results to differ materially from the results indicated by these forward-looking statements, including, without limitation: the effect on the Company’s business of the announcements concerning the strategic alternative process and the changes to its management; the ability to retain and attract key management personnel; the effects and outcomes of the Company’s exploration of strategic alternatives; members (in particular, significant trading members) not trading on our exchange or utilizing our new and additional services (including data on thexchange, DirectAxcessSM, PrivateExchangeSM, AssuredAxcessSM, PeeringSolutionsSM, and rightsrouter®); continued volatility in the volume and mix of trading activity (including the average call duration and the mix of geographic markets traded); our uncertain and long member enrollment cycle; the failure to manage our credit risk and pricing pressure. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s Annual Report on Form 10-K and other filings, which have been filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise and such statements are current only as of the date they are made.

Contacts:

Jack Wynne

Arbinet-thexchange, Inc.

(732) 509-9230

Eric Brielmann / Andi Salas

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449